SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD and 73A.

FOR PERIOD ENDING 11/31/2003
FILE NUMBER 811-02606
SERIES NO.: 1

72DD     1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Investor Class Shares          $  4
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $
              Class C Shares                 $  10
              Class R Shares                 $  800


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A Shares                 $000.0012
         2.   Dividends for a second class of open-end company shares
              Class B Shares                 $000.0009
              Class C Shares                 $000.0009
              Investor Class Shares          $000.0017